EXHIBIT 10.68

                                 AGREEMENT

The terms of this Agreement are based upon an agreement prepared by the National Association of Computer Consultant Businesses and are subject to the copyright of that association. Any use of any language in this Agreement by anyone who is not a member in good standing of that association is prohibited and will subject the user to damages as well as other civil penalties.

An Agreement made MARCH 7, 1997 by and between ADEPT, INC. with its principal place of business at 888 WORCESTER ROAD, WELLESLEY, MA 02181 (herein after referred to as ADEPT) and ALTERNATIVE TECHNOLOGY RESOURCES with its principal place of business at 629 J. STREET, SACRAMENTO, CA 95814 (hereinafter referred to as Contractor).

The parties agree as follows:

1.  SCOPE

Contractor agrees pursuant to the terms herein to provide programming and/or engineering and other specialized services as an independent contractor directly to the third party user ("TPU") who has engaged ADEPT (or for whom ADEPT is proposing) to locate temporary staffing of the TPU's project according to the training, skills, abilities, and experience as established as requirements by the TPU. ADEPT agrees to examine Contractor's employees' background for providing services to clients, to refer Contractor's employees to the TPU for further evaluation and offer of assignment, to negotiate a rate for those services and to otherwise perform as stated herein. In consideration of the foregoing, each of the parties agrees to be bound to the other according to the terms and conditions hereinafter set forth.

2.  TERM OF AGREEMENT

Contractor services under this Agreement will terminate at the end of the minimum time requirement period covered by the Purchase Order (Exhibit A)and any renewals or extensions thereof ("end date"). Contractor may not voluntarily terminate its services under this Agreement before the end date unless, as stated in writing by the TPU, the project has been completed or the services are no longer required. In addition, the provisions of paragraphs 4, 5, 8, 13, and 14 shall apply even if the Contractor rejects an assignment offered by the TPU and does not provide its services, in which case, however, ADEPT shall have no further obligation to Contractor.
Prior to the commencement of such services, ADEPT and Contractor will execute a Purchase Order on the form attached as Exhibit "A" for each Consultant provided by the Contractor which shall be considered part of this Agreement and binding upon both parties. Contractor's employees' services under this Agreement will terminate at the end of the minimum time requirement period covered by the Purchase Order and any renewals or extensions thereof ("end date"), or upon one calendar day's notice if for any reason the TPU no longer desires the services of Contractor. Contractor may not voluntarily terminate its services under this Agreement before the end date unless, as stated in writing by the TPU, the project has been completed or the services are no longer required.

3.  ASSIGNMENT OF CONTRACT

Any work on a project will be in accordance with the terms of this Agreement and the Purchase Order. Contractor is to provide services through its personnel named in paragraph 7 of the Purchase Order, for whom it is responsible, and may not assign its rights under this Agreement or any Purchase Order and may not subcontract its obligations hereunder to others. ADEPT may arrange for other independent contractors to perform the same work that Contractor performs on any assignment in accordance with ADEPT's agreements with the TPU.

4.  RESTRICTIVE COVENANT, NON-COMPETITION, DAMAGES

During the term of this Agreement and any renewals thereof, and for one (1) year after the expiration of the initial and renewal periods, Contractor agrees that it will pay a Finder's Fee to ADEPT if (a) Contractor or any of its personnel provides or attempts to provide (or advises others of the opportunity to provide), directly or indirectly, any services to any TPU to which Contractor has been introduced or about which Contractor has received information through ADEPT or through any TPU for which Contractor has performed services or to which Contractor was introduced under this Agreement, and (b) such services are provided. This provision may be waived only on a case-by-case basis in writing by an executive officer of ADEPT, in its sole discretion, prior to Contractor taking the action for which waiver is sought. The term "TPU" includes any affiliates and divisions of the TPU. All Contractor's personnel working on projects covered by this Agreement are required to agree in writing to this paragraph 4 and Contractor will provide evidence of same within five (5) days of the date of this Agreement.

5.  REPRESENTATION

Contractor acknowledges for itself and its personnel that information provided by it (including, but not limited to, resume, interview, references) in consideration for providing services to or on behalf of the TPU is true to the best of Contractor's knowledge, that the Contractor is not restricted by any employment or other Contractor agreement and Contractor understands that any misstatements or lack of candor by Contractor of the qualifications or availability of it or its personnel may be grounds for immediate termination by the TPU of any assignment and constitutes a breach of this Agreement. Contractor warrants that it maintains a set of books and records which reflect items of income and expenses of its trade or business.

6.  PAYMENT FOR SERVICES

Payment for services for hours actually worked will be made in the corporate or business name of Contractor on the periodic basis set forth in the Purchase Order. Payment to Contractor will be in accordance with the agreed-upon hourly rate specified in the Purchase Order and no other compensation in any form, including benefits, will be provided by ADEPT or anyone else. Contractor shall maintain records of the hours that services have been performed by its personnel, have a TPU representative verify those hours by signing the records and submit to ADEPT those records along with Contractor's invoice for the amount due to Contractor for the hours worked and verified. Payment to Contractor per its invoice shall be made in accordance with the following:
ADEPT will bill the TPU based upon the hours contained in Contractor's invoice at a rate agreed upon between ADEPT and TPU.

The difference between the amount paid to ADEPT by the TPU and the amount due to Contractor per its invoice shall be retained by ADEPT as a commission from the TPU to ADEPT for locating Contractor, arranging for interviews between Contractor and the TPU, persuading Contractor to work on the project for the TPU and performing associated administrative functions.

At the request of and as a convenience to Contractor, ADEPT may deliver funds to it prior to receiving funds from the client. In that event, if ADEPT does not receive funds from the client that cover all hours set forth in Contractor's invoice to ADEPT for which such delivery of funds was made, then Contractor must pay ADEPT an amount equal to any funds delivered by ADEPT to Contractor based upon hours set forth in that invoice for which the client has not made payments to ADEPT. Such repayments shall be due immediately upon written demand mailed to Contractor.

7.  TRAVEL, LIVING AND OTHER COSTS

No travel, living, training, entertainment or other costs will be allowed for Contractors unless authorized and paid by the TPU for whom Contractor is performing services. ADEPT will provide no training, tools, equipment or other materials to Contractor. Contractor's invoiced hours will include no time spent in formal training and any TPU-authorized costs will not include any reimbursement of formal training. Contractor agrees that it will not reach any other agreement with TPU or any other party that would permit Contractor to be paid for any time spent at formal training, to be reimbursed for the costs of such formal training, or to be provided such formal training by ADEPT, the TPU or anyone on behalf of ADEPT or the TPU.
In the event the TPU requires an on site interview with Contractor's employee, Contractor will bear the cost of transportation to the TPU site. ADEPT will reimburse the Contractor for ground transportation, hotel, meals if necessary.

8.  CONFIDENTIALITY/NON-DISCLOSURE

ADEPT is required to maintain the confidentiality of information obtained from TPUs, as well as information regarding its own business. Contractor agrees that neither it nor its personnel will disclose to any third party, without the prior written consent of an executive officer of TPU, any information relating to the business of TPU, if such information could reasonably be construed as confidential and was obtained in the course of Contractor's assignment with a TPU project. Contractor further agrees neither it nor its personnel will reproduce in any way, divulge, or remove from the premises of TPU, or the customers and clients of TPU, at any time during assignment or upon leaving the assignment, any tangible or intangible property whatsoever (except personal effects) which could reasonably be construed as constituting confidential information of the TPU, or the customers or clients of the TPU. All Contractor's personnel working on projects covered by this Agreement are to agree in writing to this paragraph 8 and Contractor will provide evidence of same within five days of the date of this Agreement. Contractor agrees to execute any non-disclosure statement required by TPU in advance of Contractor's performance on any project of TPU. Contractor further agrees to indemnify and hold harmless ADEPT for any and all loss, costs and other liability incurred or threatened, including attorneys' fees, related to violations of the obligations set forth in this paragraph.

9.  CONDUCT, INDEPENDENT STATUS, AND BENEFITS

A. Contractor shall provide competent, professional services in the required disciplines without instructions from ADEPT, using its own appropriate independent skill and judgment, and the manner and means that appear best suitable to it to perform the work. Evaluation of Contractor's performance, if any, shall be made by the TPU. ADEPT shall have no right or responsibility hereunder to review such performances, require progress reports, set the order or sequence for performing of services, or set Contractor's hours or location of work except that Contractor shall not perform services on ADEPT's premises.

B. Contractor is: A corporation organized pursuant to the Laws of the State of; doing business under the name and style of ALTERNATIVE TECHNOLOGY RESOURCES; and certifies that Contractor's federal tax identification number is.

C. The parties to this Agreement agree that the relationship created by this Agreement is that of BROKER-INDEPENDENT CONTRACTOR. Contractor agrees and has advised its personnel, who have agreed as set forth in writing to be provided to ADEPT within five (5) days of the date of this Agreement, that neither Contractor nor any of its personnel is an employee of ADEPT or the TPU or is entitled to any benefits provided or rights guaranteed by ADEPT or the TPU, or by operation of law, to their respective employees, including but not limited to group insurance, liability insurance, disability insurance, paid vacation, sick leave or other leave, retirement plans, health plans, premium "overtime" pay, and the like. It is understood and agreed that since the Contractor is an Independent Contractor, ADEPT will make no deductions from fees paid to Contractor for any federal or state taxes or FICA. ADEPT and the TPU have no obligation to provide Worker's Compensation insurance coverage for Contractor or to make any premium "overtime" payments at any rate other than the normal rate agreed to in the Purchase Order.

D. It shall be the Contractor's responsibility to PROVIDE WORKER'S COMPENSATION INSURANCE and, if applicable, pay any premium "overtime" rate, for its employees who work on the project covered by this Agreement and to make required FICA, FUTA, income tax withholding or other payments related to such employees, (and to provide ADEPT with suitable evidence of the same whenever requested). In the event of any claims brought or threatened by any party against ADEPT or the TPU relating to the status, acts or omissions of Contractor or its personnel, Contractor agrees to cooperate in all reasonable respects, including to support the assertions of employment status made in this agreement.

10. WORKING FOR MULTIPLE FIRMS

Contractor may, to the extent consistent with this Agreement, provide its services for others and through other BROKERS.

11. LIABILITY

Because of the independent status of the Contractor, it is solely and completely accountable for the services it provides to the TPU, and neither the TPU nor its customers and clients, nor ADEPT, shall have any liability whatsoever to any party for such services provided by Contractor or its personnel. ADEPT will not indemnify Contractor for any liability incurred by Contractor, its agents or employees. Contractor understands that ADEPT will act in good faith to describe the task requirements set forth by the TPU, but that because Contractor has the opportunity to discuss directly with the TPU these task requirements prior to acceptance of the project assignment offered by the TPU, and because ADEPT has no right to control any aspect of the project on which the Contractor will be working, Contractor hereby releases ADEPT from any liability relating to representations about the task requirements or to the conditions under which the Contractor will be working. Contractor also agrees to release ADEPT from any liability for statements made by ADEPT, without malice, to third parties who inquire about Contractor's performance.

12. INSURANCE

In addition to any other insurance required by this Agreement, Contractor will obtain for itself and its personnel before providing services, at its own expense, comprehensive GENERAL LIABILITY (GL) INSURANCE COVERAGE FOR PROJECTS COVERED BY THIS AGREEMENT, FOR LIMITS OF LIABILITY NOT LESS THAN FIVE HUNDRED THOUSAND $500,000 DOLLARS. A certificate of such insurance shall be furnished to ADEPT within five (5) days of the date of this Agreement. Contractor agrees to indemnify and hold ADEPT harmless from any and all liability or expense that ADEPT may incur by reason of bodily injury to any person, or property damage, or both, solely and proximately caused by the acts of Contractor, its agents, servants, and employees while performing work or services pursuant to this Agreement, including attorneys' fees.

13. BREACH

Any breach of any provision of this Agreement by Contractor or its personnel entitles ADEPT to recover from Contractor damages and injunctive relief. Contractor agrees that because monetary damages are likely to be inadequate, ADEPT shall be entitled to temporary injunctive relief (by proving to a court a likelihood of breach by Contractor) and to permanent injunctive relief (by proving to a court such breach). If ADEPT is successful in recovering damages or obtaining injunctive relief, Contractor agrees to be responsible for paying all of ADEPT's expenses in seeking such relief, including all costs of bringing suit and all reasonable attorneys' fees.

14. MISCELLANEOUS

A. This Agreement and any attachments or exhibits hereto represent the entire agreement and understanding of the parties and any modification thereof shall not be effective unless contained in writing signed by both parties. No other document, including any agreement between ADEPT and the TPU, shall be deemed to modify any terms of this Agreement unless expressly stated in writing to do so and signed by both ADEPT and the Contractor.

B. Each provision of the Agreement shall be considered severable such that if any one provision of clause conflicts with existing or future applicable law, or may not be given full effect because of such law, this shall not affect any other provision of the Agreement which can be given effect without the conflicting provision of clause.

C. To the extent that there may be any conflict between the terms of this Agreement and any Purchase Order which may be given hereto, this Agreement shall take precedence.

D. Contractor represents that Contractor has read and understands the terms of this Agreement, has had an opportunity to ask any questions and to review this Agreement with legal counsel of its choice, and is not relying upon any advice from ADEPT in this regard.

E. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and any litigation in connection herewith shall be brought in the state or federal courts of said Commonwealth.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the month, day, and year first above written.

ADEPT, Inc.                                  ALTERNATIVE TECHNOLOGY RESOURCES
                                             Business Name of Contractor


        THOMAS J. LEONE                              GEORGE VAN DERVEN

By      Thomas J. Leone                      By      George Van Derven
Title:  Chief Financial Officer              Title:  President
Date:   February 28, 1997                    Date:   February 24, 1997